UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

OneTravel Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8662	23-2265039
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Lake Hearn Drive, Suite 300, Atlanta, GA	30319
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code) (404) 256-6620

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2006, OneTravel Holdings, Inc., a Delaware corporation (the “Company”), and certain of its wholly-owned subsidiaries, OneTravel, Inc., a Texas corporation, and Farequest Holdings, Inc., a Delaware corporation (collectively, the “Sellers”), signed a definitive Bill of Sale, Assignment and Assumption Agreement (the “Bill of Sale”) to sell substantially all of the assets of the Sellers and assign certain liabilities of the Sellers to OTV Acquisition Co., a Delaware corporation and an affiliate of Palisades Master Fund, L.P. (“Buyer”).

Previously, the Sellers filed a motion with the United States Bankruptcy Court for the Western District of Texas Midland Division (the “Bankruptcy Court”) seeking an order pursuant to 11 U.S.C. § 363 approving procedures to sell certain assets free and clear of liens, claims and encumbrances. The Bankruptcy Court approved the motion, and Sellers provided notice of the sale hearing and bid procedures to interested persons, but no qualifying cash bids were received.

Pursuant to a further order of the Bankruptcy Court, Palisades Master Fund, L.P. (“Palisades”), as collateral agent under the Security Agreement, dated as of October 29, 2005, as amended (the “Security Agreement”), between the Company and the holders of the 9% Secured Convertible Debentures Due 2008 and 2009 (the “Debentures”), was allowed to credit bid through Buyer, acting as agent to Palisades, the pre-petition claims arising under the Debentures toward the purchase of substantially all of the assets of Sellers. Accordingly, the Sellers have entered into the Bill of Sale with Buyer, pursuant to which Buyer will acquire the assets of Sellers by credit bidding the Debentures based on a starting value of $10,500,000 and adjusted for (a) cure costs of $1,333,000, (b) payments to/refinancing of senior lien holders of $750,000, and (c) assumed liabilities, including accounts payable and employee obligations but excluding cure costs, of $1,612,000, resulting in a final credit bid of $6,805,000. The amount of the secured claim on account of the Debentures is $15,625,000.

Following the closing under the Bill of Sale, the Sellers intend to evaluate whether to file a liquidating plan of reorganization, convert the Chapter 11 case to a liquidating case under Chapter 7, or dismiss the case. Management is unable to predict whether any amounts will be available for distribution to stockholders.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Bill of Sale, the Sellers consummated the sale of substantially all of their assets and the assignment of certain liabilities to OTV Acquisition Co. as of September 28, 2006. The sale was conducted under Section 363 of the Bankruptcy Code, pursuant to which the assets were sold free and clear of all liens, claims and encumbrances. The sale had been approved by the Bankruptcy Court by an order signed on September 19, 2006.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated October 3, 2006 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONETRAVEL HOLDINGS, INC.
(Registrant)

By:	/s/ EDWARD J. WEGEL
EDWARD J. WEGEL, Chief Executive Officer, President and Chief Restructuring Officer

Date: October 2, 2006

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 3, 2006 (filed herewith)